Exhibit 10.3

STAAR SURGICAL COMPANY

AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

STAAR Surgical Company, a Delaware corporation, (the “Company”), pursuant to its Amended and Restated Omnibus Equity Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, an option to purchase the number of shares of the Company’s Common Stock (“Stock”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement. A Prospectus regarding the Stock is available at https://staarus.sharepoint.com/sites/STAARNET.

For purposes of this Grant Notice and the Agreement, each of the terms “Cause,” “Disability” and “Good Reason” shall have the meaning ascribed to such term in that certain Amended and Restated Severance Agreement by and between the Company and the Participant, dated as of August 4, 2026, as may be amended from time to time.

Participant:	Warren Foust
Grant Date:	[August 14, 2026]
Vesting Commencement Date:	[August 14, 2026]
Exercise Price per Share:	[Closing Stock Price on Grant Date]
Total Number of Shares Subject to the Option:	131,830
Expiration Date:	[August 13, 2036]
Performance Metric:

Except in the event of a Change in Control (in which case the Stock Price Hurdles (as defined below) shall be measured as set forth below under “Performance Vesting”), the performance metric for this Award is the average of the daily volume weighted average price per share of Stock over sixty (60) consecutive trading days during (and which must fall within) the Performance Period (as defined below) (the “60 Day VWAP”).

Performance Period:	The performance period for this Award is the period beginning on the Grant Date and ending on the earlier to occur of a Change in Control and the ten (10) year anniversary of the Grant Date.

Vesting Tranches:

The Option is divided into three vesting tranches (each, a “Vesting Tranche”), each of which corresponds to one of the Stock Price Hurdles (as defined below) and the number of Shares subject to the Option set forth below in the table under “Performance Vesting”.

Time Vesting:

A portion of the Option shall become time-vested (and shall constitute a “Time-Vested Option”) as to one-third (1/3) of each Vesting Tranche on the twelve (12) month anniversary of the Grant Date, and as to the remaining two-thirds (2/3) of each Vesting Tranche in twenty-four (24) substantially equal monthly installments on each successive monthly anniversary of the Grant Date thereafter, beginning on the thirteen (13) month anniversary of the Grant Date and ending on the thirty-six (36) month anniversary of the Grant Date, on which date 100% of the Option shall be a Time-Vested Option (each such date, a “Time-Vesting Date”), as set forth in the following table.

	Time-Vesting Date	Portion of Each Vesting Tranche Eligible to Vest on Such Date	Portion of Total Option Eligible to Vest on Such Date
	12-Month Anniversary of the Grant Date	One-third (1/3)	One-third (1/3)
Vesting	Each monthly anniversary of the Grant Date following the 12-Month Anniversary, from the 13-Month Anniversary through the 36-Month Anniversary (24 installments)	One-thirty-sixth (1/36) per installment	One-thirty-sixth (1/36) per installment

Performance Vesting:

Each Vesting Tranche is subject to the achievement of the stock price hurdles set forth below (the “Stock Price Hurdles”), measured based on the 60 Day VWAP of a share of Stock, each of which aligns to a Vesting Tranche, as set forth in the following table.

	Vesting Tranche	Number of Shares Subject to the Option	Stock Price Hurdle
	1	41,242	$50.00
	2	43,761	$75.00
	3	46,827	$100.00

A Stock Price Hurdle shall be achieved on the first day during the Performance Period on which the 60 Day VWAP equals or exceeds such Stock Price Hurdle, and upon such achievement the corresponding Vesting Tranche shall become performance vested (and shall constitute a “Performance-Vested Option”).

Notwithstanding anything to the contrary in this Grant Notice or the Agreement, the occurrence of a Change in Control shall end the Performance Period, and whether each Stock Price Hurdle has been achieved shall be measured for the final time as of, and taking into account, the consummation of such Change in Control. For purposes of such final measurement, in lieu of the 60 Day VWAP, the price per share of Stock shall be deemed to equal the value of the total consideration paid or payable in respect of a single share of Stock in connection with the Change in Control (the “Change in Control Price”), as determined by the Administrator in good faith. Any Stock Price Hurdle for which the Change in Control Price equals or exceeds the applicable threshold shall be deemed achieved as of immediately prior to the consummation of the Change in Control, and the corresponding Vesting Tranche shall become a Performance-Vested Option, regardless of whether the trading-based measurement period for such Stock Price Hurdle had otherwise commenced or been completed.

Any Vesting Tranche for which the applicable Stock Price Hurdle has not been achieved (whether prior to or as a result of a Change in Control) on or prior to the last day of the Performance Period will be forfeited by the Participant without payment of any consideration therefor as of the last day of the Performance Period, regardless of the extent to which the time-vesting requirements set forth above have otherwise been satisfied with respect to such Vesting Tranche.

Vested Option:

A portion of the Option shall become vested and exercisable, and shall constitute a “Vested Option”, only if and when (if at all) it is both a Time-Vested Option and a Performance-Vested Option. Any portion of the Option that is only a Time-Vested Option or a Performance-Vested Option shall remain unvested and unexercisable unless and until (if at all) it becomes a Vested Option.

Termination:

If the Participant experiences a Termination of Service for Cause, all of the Option, whether or not vested, will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

If the Participant experiences a Termination of Service other than for Cause (including due to death or Disability), except as set forth below, any portion of the Option that has not become a Vested Option will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

Notwithstanding the foregoing, if the Participant experiences a Termination of Service without Cause (other than due to the Participant’s death or Disability) or by the Participant for Good Reason, in either case:

•
Prior to a Change in Control, then any portion of the Option that is a Time-Vested Option as of the date of such Termination of Service shall remain outstanding and eligible to become a Performance-Vested Option until the earlier to occur of (i) a Change in Control and (ii) the date that is ninety (90)

days following the date of such Termination of Service (such period, the “Tail Period”). Any portion of the Option that is a Time-Vested Option but has not become a Performance-Vested Option as of the end of the Tail Period shall be automatically forfeited by the Participant without payment of any consideration therefor.
•
On or within twelve (12) months following a Change in Control (a “Qualifying CIC Termination”), then, to the extent the Option is assumed, continued, or substituted in connection with such Change in Control, the Option shall become fully time-vested (and shall constitute a Vested Option) as of the date of such Qualifying CIC Termination.

Type of Option:	PSO

By Participant’s acceptance of this grant, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding any questions relating to the Plan, this Grant Notice or the Agreement.

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STAAR SURGICAL COMPANY STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, STAAR Surgical Company, a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s Amended and Restated Omnibus Equity Incentive Plan, as may be amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE 1.

GENERAL

o
Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
o
Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF OPTION

2.1
Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Section 12.2 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
2.2
Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.
2.3
Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

ARTICLE 3.

PERIOD OF EXERCISABILITY

3.1
Commencement of Exercisability.
(a)
Subject to Sections 3.2, 3.3, 5.11 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)
No portion of the Option which has not become a Vested Option at the date of Participant’s Termination of Service shall thereafter become a Vested Option, except as provided in the “Termination” section of the Grant Notice, otherwise provided by the Administrator or as set forth in a written agreement between the Company and Participant.
(c)
Notwithstanding Section 3.1(a) hereof, but subject to Section 3.1(b) hereof and the Grant Notice, in the event of a Change in Control the Option shall be treated pursuant to Section 12.2 of the Plan.
3.2
Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes a Vested Option pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
3.3
Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)
The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date;
(b)
The expiration of ninety (90) days from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability or in the event of a Qualifying CIC Termination; or
(c)
The expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability or in the event of a Qualifying CIC Termination.
3.4
Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

3.5
Tax Indemnity.
(a)
Participant agrees to indemnify and keep indemnified the Company, any Affiliate and Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Stock on exercise of the Option or (3) the disposal of any Stock.
(b)
The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Stock by Participant. The Company shall not be required to issue, allot or transfer Stock until Participant has satisfied this obligation.
(c)
Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option, to reduce or eliminate Participant’s liability for Tax Liabilities or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option, and the date of any relevant taxable event, Participant acknowledges that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.

ARTICLE 4.

EXERCISE OF OPTION

4.1
Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
4.2
Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares of Stock.
4.3
Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)
An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;

(b)
The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;
(c)
Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and
(d)
In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4
Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
(a)
Cash or check;
(b)
With the consent of the Administrator, surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
(c)
Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
4.5
Conditions to Issuance of Stock. The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.4 of the Plan and the following conditions:
(a)
The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
(b)
The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)
The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)
The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and
(e)
The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6
Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 12.2 of the Plan.

ARTICLE 5.

OTHER PROVISIONS

5.1
Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
5.2
Whole Shares. The Option may only be exercised for whole shares of Stock.
5.3
Option Not Transferable.
(a)
Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)
During the lifetime of Participant, only Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.
(c)
Notwithstanding any other provision in this Agreement, Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of Participant and to receive any distribution with respect to the Option upon Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of Participant’s interest in the Option shall not be effective without the prior written consent of Participant’s spouse or domestic partner. If no beneficiary has been designated or survives Participant, payment shall be made to the person entitled thereto pursuant to Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by Participant at any time provided the change or revocation is filed with the Administrator prior to Participant’s death.
5.4
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the shares of Stock subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such shares of Stock and that Participant is not relying on the Company for any tax advice.
5.5
Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.6
Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion and consistent with the Plan, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Section 12.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Administrator shall make such adjustments the Administrator deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
5.7
Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.8
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.9
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.10
Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
5.11
Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
5.12
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
5.13
Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares of Stock or (b) within one (1) year after the transfer of such shares of Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
5.14
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.15
Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or interfere with or restrict in any way with the right of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of Participant’s at any time.

5.16
Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.17
Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement (or any Exhibits hereto), or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
5.18
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.
5.19
Consent to Personal Data Processing and Transfer. By acceptance of this Option, Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its parents, its Subsidiaries and the Participant’s employer (all together, the “Company Entities”), hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Shares awarded, cancelled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, the United Kingdom, Asia or elsewhere, which Participant separately and expressly consents to, accepting that outside the Participant’s location, data protection laws may not be as protective as within. The third parties are currently assisting the Company in the implementation, administration and management of the Plan. However, from time to time and without notice, the Company Entities may retain additional or different third parties for any of the purposes mentioned. Participant hereby authorizes the Company Entities and all such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of Participant to a third party with whom Participant may have elected to have payment made pursuant to the Plan. Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect Participant’s ability to participate in the Plan and receive the benefits intended by this Option. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

5.20
Rules Particular To Specific Countries.
(a)
Generally. Participant shall, if required by the Administrator, enter into an election with the Company or an Affiliate (in a form approved by the Company) under which any liability to the Company’s (or an Affiliate’s) Tax Liability, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Participant. For purposes of this Section 5.20, Tax Liability shall mean any and all liability under applicable non-U.S. laws, rules or regulations from any income tax, the Company’s (or an Affiliate’s) NICs, FBT or similar liability and Participant’s NICs, FBT or similar liability that are attributable to: (A) the grant or exercise of, or any other benefit derived by Participant from the Option; (B) the acquisition by Participant of the shares of Stock on exercise of the Option; or (C) the disposal of any shares of Stock acquired upon exercise of the Option.
(b)
Tax Indemnity. Participant shall indemnify and keep indemnified the Company and any of its Affiliates from and against any Tax Liability.

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